                                                                       EXHIBIT 5





                                 August 4, 1999


Board of Directors
Oriental Financial Group Inc.
Hato Rey Tower, Suite 501
268 Munoz Rivera Avenue
San Juan, Puerto Rico 00918

Ladies and Gentlemen:

       As counsel to Oriental Financial Group Inc., a Puerto Rico corporation (the "Company"), we have been requested to render this opinion for filing as Exhibits 5 and 23.1 to the Company's Registration Statement on Form S-8 (the "Registration Statement"), which is being filed at the Securities and Exchange Commission (the "Commission").

       The Registration Statement covers 750,000 shares of the Company's common stock, par value $1.00 per share, which may be sold by the Company upon the exercise of options to be granted pursuant to the Oriental Financial Group 1998 Incentive Stock Option Plan (the "1998 Plan") filed as Exhibit 4.1 to the Registration Statement, and 630,000 shares of the Company's common stock, par value $1.00 per share, which may be sold by the Company upon the exercise of options to be granted pursuant to the Oriental Bank and Trust 1996 Incentive Stock Option Plan (the "1996 Plan") (the 1998 Plan and the 1996 Plan are collectively referred to as the "Plans") filed as Exhibit 4.2 to the Registration Statement.

       We have examined the Company's Certificate of Incorporation, as amended, the Company's By-laws, the Plans and related minutes of action taken by the Board of Directors and stockholders of the Company and such other documents and records as we have deemed appropriate. In the foregoing examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of

Board of Directors
Page 11
August 4, 1999

all documents submitted to us as certified or reproduced copies of originals.

       Based on the foregoing, we are of the opinion that the shares to be issued under the Plans, when issued in accordance with the terms and conditions of the Plans, will be duly authorized, legally issued, fully paid and nonassessable.

       We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. This consent is not to be construed as an admission that we are within the category of persons whose consent is required under Section 7(a) of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

                                             Very truly yours,

                                             /s/ McConnell Valdes